UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

September 11, 2015 (September 11, 2015)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2015, the Board of Directors of National Oilwell Varco, Inc. (the “Company”) accepted the resignation of Mr. Jeffery A. Smisek from the Company’s Board of Directors. On September 9, 2015, Mr. Smisek submitted his letter of resignation to the Nominating/Corporate Governance Committee in accordance with the Company’s published Corporate Governance Guidelines, which require each Director to submit to the Nominating/Corporate Governance Committee for its consideration a letter of resignation upon resignation or retirement from, or termination of, the Director’s principal current employment. The Company sincerely appreciates Mr. Smisek’s contributions to the Board of Directors and would like to thank Mr. Smisek for his 17 years of leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL OILWELL VARCO, INC.

Date: September 11, 2015	/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President